Exhibit 99.1

FOR IMMEDIATE RELEASE

BioCardia Announces First Canadian Clinical Site for CardiAMP Cell Therapy Heart Failure Trial

SUNNYVALE, Calif. – August 1, 2022 – BioCardia®, Inc. (Nasdaq: BCDA), a developer of cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today announces the activation of Ottawa Heart Institute, the first Canadian clinical investigational site for the CardiAMP® Cell Therapy Heart Failure Trial.

“The Ottawa Heart Institute is the first of four planned world-class Canadian clinical sites able to enroll patients in the CardiAMP Cell Therapy Heart Failure Trial.” Said Dr. Peter Altman, BioCardia CEO. “Our expectation is that each site will contribute six patients per year to the ongoing pivotal trial enrollment in the U.S. and facilitate completion of this important pivotal trial. We are honored to be working with the team at Ottawa Heart.”

The Canadian National Principal Investigator is Duncan Stewart, M.D., a globally recognized physician leader in developing cell and gene-based therapies for cardiovascular and lung disease, who leads the prestigious Ottawa Heart Institute. The lead study site Investigators at Ottawa Heart Institute are Principal Investigator Darryl Davis, M.D., a Clinician-Scientist and Cardiac Electrophysiologist who directs the cardiac translational research laboratory, and Lisa Marie Mielniczuk, M.D., Director of the Heart Failure Program at University of Ottawa.

The CardiAMP Cell Therapy Heart Failure trial is scheduled to have a prespecified formal Data Safety Monitoring Board Review on August 30, 2022, which will assess both safety and futility of the trial.  Results from this review should be available in the days following the review.

Patients interested in learning about the CardiAMP Cell Therapy Heart Failure Trial may visit www.cardiamp.com or clinicaltrials.gov NCT02438306 for more information.

About the CardiAMP Cell Therapy Program

uses a patient’s own (autologous) bone marrow cells delivered to the heart in a minimally invasive, catheter-based procedure to potentially stimulate the body’s natural healing response. The CardiAMP Cell Therapy Heart Failure Trial is the first multicenter clinical trial of an autologous cell therapy to prospectively screen for cell therapeutic potency in order to improve patient outcomes.  CardiAMP Cell Therapy incorporates three proprietary elements not previously utilized in investigational cardiac cell therapy, which the company believes improves the probability of success of the treatment: a pre-procedural diagnostic for patient selection, a high target dosage of cells, and a proprietary delivery system that has been shown to be safer than other intramyocardial delivery systems and more successful for enhancing cell retention.   CAUTION - Limited by United States law to investigational use.

About BioCardia®

BioCardia, Inc., headquartered in Sunnyvale, California, is developing cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP™ autologous and NK1R+ allogeneic cell therapies are the Company’s biotherapeutic platforms that enable four product candidates in development. The CardiAMP Cell Therapy Heart Failure Trial investigational product has been granted Breakthrough designation by the FDA, has CMS reimbursement, and is supported financially by the Maryland Stem Cell Research Fund. The CardiAMP Chronic Myocardial Ischemia Trial also has CMS Reimbursement.  The Company's current products include the Helix™ Transendocardial Biotherapeutic Delivery System, which it partners selectively with other biotherapeutic companies requiring local delivery to the heart. For more information visit: www.BioCardia.com.

Forward Looking Statements

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, references the Company’s product candidates and expectations for its development programs. Such risks and uncertainties include, among others, the inherent uncertainties associated with developing new products or technologies, regulatory approvals, unexpected expenditures, the ability to raise the additional funding needed to continue to pursue BioCardia’s business and product development plans, and overall market conditions. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 30, 2021, under the caption titled “Risk Factors.” BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Media Contact:
Anne Laluc, Marketing
Email: alaluc@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120